Exhibit 10.1

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO A QUALIFIED OFFERING STATEMENT PURSUANT TO REGULATION A OF THE SECURITIES ACT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE FORM AND SUBSTANCE OF WHICH SHALL BE ACCEPTABLE TO THE COMPANY.

SYNTHETIC DARWIN LLC

WARRANT TO PURCHASE TOKENS

Issued	on July 30th, 2025 (the “Issue Date”)	Purchase Price $500

This certifies that in consideration of the sum set forth above (the “Purchase Price”) and paid on the date hereof to Synthetic Darwin LLC, a Delaware limited liability company (the “Company”), receipt of which is hereby acknowledged, Nukkleus Inc. (“Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase at the Warrant Exercise Price (as defined below), at any time prior to the Expiration Date (as defined below), Warrant Tokens (as defined below), in one or more tranches, upon delivery to the Company of a duly executed exercise notice in the form attached hereto as Exhibit 1 (the “Exercise Notice”) and payment of an amount equal to the Warrant Exercise Price per each Warrant Token or by an election to net exercise as set forth in Section 2.6 hereof.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person, where “control” is defined as directly or indirectly possessing the power to direct or cause the direction of the management and policies of the Affiliate, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means a weekday on which banks are open for general banking business in New York, NY.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Warrant, any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Deemed Liquidation Event” means (a) if such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as it may be amended or restated from time to time, then the meaning given to it therein, or (b) if it is not defined therein, then (i) a merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (ii) a transaction or series of transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company; or (iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all of the assets or intellectual property of the Company and its subsidiaries taken as a whole, or, if substantially all of the assets or intellectual property of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company, except where such sale, lease, transfer, exclusive license or other disposition is to the Company or one or more wholly owned subsidiaries of the Company.

“Excluded Tokens” means, with respect to any Token, (i) Tokens issued or used solely for development, testing or experimental purposes, and (ii) Tokens that may be created and issued following a Token Launch pursuant to staking, rewards or inflationary or dilutive controls; provided, that any such Tokens dilute all Tokens equally and (x) are issued in accordance with the governance terms of the Protocol and not in the discretion of the Company, any Token Affiliate or any Insider, and (y) with respect to any staking or rewards process, Holder is allowed to participate in any such staking or rewards process on the same basis as other participants (any such Tokens, “Autonomously Generated Tokens”).

“Expiration Date” means 5:00 p.m. U.S. Eastern Time on the 1-year anniversary of the Issue Date.

“Founder” means each of Alit Motola and Gabriel Fridman.

“Holder Portion means a percentage equal to the quotient obtained by dividing (a) the portion of the Total Warrant Tokens exercised by the Holder hereunder plus any additional Warrant Tokens issued to the Holder under Section 4.3 below, by (b) the Total Network Tokens of the Warrant Tokens.

“Holder Shares” means shares of Holder’s Common Stock, which are traded on Nasdaq (NUKK).

“Holder Shares VWAP” means the volume-weighted average price of a Holder Share on the date preceding the date on which the applicable Exercise Notice is given, as published on Bloomberg.com.

“Insider” means any current, future or former investors, stockholders, Founders, employees, officers, directors and advisors or other consultants of the Company and any Token Issuer (if other than the Company).

“Parent” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns securities possessing more than 50% of the total combined voting power of all classes of securities in one of the other entities in such chain.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity, including any decentralized autonomous organization or other similar decentralized or distributed entity.

“Protocol” means any blockchain-based network protocol, platform or application (including any blockchain-based network of smart contracts or smart contract participants) created, developed, operated or managed by, or based upon, or incorporating material portions of any intellectual property developed, owned or exclusively licensed by the Company or any Token Affiliate.

“Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns securities possessing more than 50% of the total combined voting power of all classes of securities in one of the other entities in such chain.

“Token Affiliate” means (i) any Affiliate of the Company, (ii) any Subsidiary or Parent of the Company, or (iii) any other Person (including any foundation formed by or with the cooperation of the Company) that (a) receives a license or assignment of any material intellectual property from the Company (including, without limitation, any trademarks owned by the Company) and uses such intellectual property to effect a sale or other issuance of Tokens (as such term is defined below); (b) uses intellectual property that the Company has released under any free software or open source license to effect a sale or other issuance of Tokens, and any officer or key employee of the Company is rendering (or has rendered) material services to such Person, or (if an entity) any officers or key employees of the Company owns a direct or indirect interest in such Person; or (c) is designated or otherwise granted rights by the Company or an Affiliate to such Person to administrate, manage or operate (in lieu of the Company or such Affiliate) any Protocol.

“Token Launch” means, with respect to any Token, the date such Tokens are first issued to non-Insiders (other than any Token Affiliate).

“Token(s)” means any tokens, coins or other digital assets created and issued by the Company, or any Token Affiliate or Founder or their respective successors or assigns (collectively, “Token Issuers”). For the avoidance of doubt, this excludes any Excluded Tokens, provided, that if any Token Affiliate or Insider shall receive an allocation of such tokens (other than pursuant to clause (i) of the definition of “Excluded Tokens”), the tokens received shall be deemed to be Tokens as used herein.

“Total Network Tokens” means, with respect to any Token, the total number of Tokens ever to be minted, generated or created over the lifetime of the applicable Protocol (including Tokens issuable on conversion of this Warrant). The Total Network Tokens of the Warrant Token is 999,999,999 Tokens.

“Token Structuring Event” means, with respect to any Token, the date such Tokens are minted, generated or created, if ever, and available for issuance, including any Token Launch.

“Transfer” means sell, loan, collateralize, sponsor, distribute, issue or otherwise dispose of or encumber.

“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

“Warrant Exercise Price” means

●	US$ 0.02 per Warrant Token for the first 50,000,000.

●	US$ 0.05 per Warrant Token for the second 50,000,000.

●	US$ 0.1 per Warrant Token for the third 50,000,000.

●	US$ 0.5 per Warrant Token for the fourth 50,000,000.

“Warrant Token” means the Token issued by the Company, currently trading under the ticker symbol DARWIN.

2. EXERCISE.

2.1. Number of Warrant Tokens Subject to Warrant. This Warrant is exercisable for the purchase by Holder of up to 200,000,000 Warrant Tokens (the “Total Warrant Tokens”).

2.2. Warrant Tokens Available for Exercise. On the date hereof, 50,000,000 Warrant Tokens out of the Total Warrant Tokens are exercisable. Concurrently with the execution of this Agreement, the Holder will deliver to the Company an Exercise Notice with respect to such Warrant Tokens. At the end of each 3-month period from the date hereof (each, an “Exercise Date”), this Warrant shall become exercisable with respect to an additional 50,000,000 Warrant Tokens out of the Total Warrant Tokens, until all of the Total Warrant Tokens become exercisable (the Warrant Tokens that are exercisable at any point in time, the “Exercisable Warrant Tokens”).

2.3. Method of Exercise. Subject to the terms and conditions of this Warrant, Holder may exercise this Warrant with respect to any Exercisable Warrant Tokens, at any time or from time to time, on any Business Day on or after the time that such Exercisable Warrant Tokens became exercisable pursuant to Section 2.2 above, and before the Expiration Date, for up to the total number of unexercised Exercisable Warrant Tokens as of such time. This Warrant may be exercised any number of times by Holder. This Warrant shall be exercised by submitting a copy of the Exercise Notice, duly executed by Holder, and by payment in a form specified in Section 2.4 hereof of an amount equal to the Warrant Exercise Price for each Warrant Token being purchased, if applicable or, an election to net exercise this Warrant as provided in Section 2.6 hereof for the number of Warrant Tokens to be acquired in connection with such exercise.

2.4. Form of Payment. Payment for Warrant Tokens upon each exercise may be made by either (a) issuance of the Holder’s restricted shares, which value for purposes of the payment would be calculated based on to the average Holder Share VWAP over the 30-day period immediately preceding the date on which Holder submits the applicable Exercise Notice, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to Holder, (d) by net exercise as provided in Section 2.6 hereof, (e) transfer of U.S. dollar stablecoins acceptable to the Company or (f) any combination of the foregoing. Payment will be made within three (3) Business Days of the date the exercised Warrant Tokens are delivered to the Holder in accordance with Section 3.1 below.

2.5. Delivery of Tokens. In connection with each exercise pursuant to this Section 2, the Holder will provide to the Company an Exercise Notice specifying one or more network addresses to allocate Holder’s Tokens to upon such exercise (or otherwise upon the applicable date of delivery, as described herein), and the Company shall deliver, or cause to be delivered, such Tokens to such network address(es). Holder may update such network address(es) by providing written notice in accordance with Section 7.5.

2.6. Net Exercise Election.

Upon each exercise of this Warrant, Holder may elect to make such exercise without the payment by Holder of any additional consideration, by submitting a copy of the Exercise Notice with the net exercise election selected, duly executed by Holder, for the number of Tokens that is obtained under the following formula:

X = ((B-A)*Y)/B)

where

X = the number of Warrant Tokens to be issued to Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.6.

Y = the number of Warrant Tokens being exercised pursuant to the Exercise Notice.

A = the Warrant Exercise Price.

B = the fair market value of one Warrant Token, which shall be equal to the closing price of the Warrant Tokens on www.coinmarketcap.com on the day prior to the day on which the applicable Exercise Notice is delivered.

2.7. Notice of Material Events. The Company further covenants and agrees to provide Holder with (i) at least thirty (30) days’ notice prior to any Expiration Date, (ii) notice immediately following any Post-Expiration Increase, (iii) at least fifteen (15) days’ notice prior to a consummation of any Token Structuring Event by a Token Issuer and (iv) at least fifteen (15) days’ notice prior to a consummation of any Token Launch, which notice shall include (x) in each case, a description of the number of Tokens that have been issued by a Token Issuer during the term of the Warrant and Holder’s Portion (including the calculation of such Portion) and (y) in the case of clause (ii), a description of the Protocol and the Tokens to be issued in such Token Structuring Event.

3. ISSUANCE OF TOKENS.

3.1. Date of Issuance. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date that it is exercised pursuant to the terms of Section 2 above, and the Holder shall be treated for all purposes as the holder of record of the Tokens issuable upon such exercise as of the close of business on such date. As soon as practicable on or after such date, and in any event within two (2) days following such date of exercise, the Company shall issue and deliver, or cause to be issued and delivered, to the network address specific on the Exercise Notice that Holder delivers to the Company the Warrant Tokens issuable upon such exercise.

3.2. Restrictions on Tokens.

(a) The Warrant Tokens issued upon each exercise of this Warrant shall be subject to the lockup for a period of 6 months from the date of the applicable Exercise Notice (the “Transfer Restrictions”); provided, that no such Transfer Restrictions shall apply to the Holder unless all Tokens that are issued (directly or indirectly) to Insiders are subject to the Transfer restrictions at least as onerous. In addition, any discretionary waiver or termination of such restrictions that are approved by the Board of Directors of the Company or any Token Issuer with respect to any Insider shall apply to the Holder, pro rata, based on the number of Tokens held by such parties; and, provided further, that in no event shall the lock-up terms of the Tokens issued to Founders or other Insider be more favorable than the Tokens delivered to the Holder, unless the Holder shall be granted such more favorable terms. Notwithstanding anything herein to the contrary, during any period any Tokens issued pursuant to this Warrant are subject to Transfer Restrictions, Holder may (i) Transfer any Tokens to any Affiliate of Holder and (ii) exercise the voting and other governance rights linked to such Tokens or deploy them towards staking in accordance with the governance and other rules of the Protocol.

(b) The Transfer restrictions applicable to the Founder and other Insiders shall be enforced either (a) by a smart contract acceptable to the Holder through which such Transfer restrictions can be programmatically enforced; provided, that such smart contract shall be immutable and not be controlled by the Company, any Founder or other Insider, or any Token Issuer or any Affiliate thereof, or (b) a regulated custodian who is contractually obligated to enforce such Transfer restrictions to the satisfaction of the Holder.

(c) To the extent that the Holder’s Tokens are deposited in a smart contract to enforce the Transfer Restrictions, the Company shall have and retain any and all risk of loss of the Tokens while they are deposited in such smart contract.

3.3. Reservation of Tokens. The Company shall reserve, or cause to be reserved, for the benefit of the Holder, and not distribute, sell or encumber, or cause to be not distributed, sold or encumbered, the maximum number of Tokens issuable under this Warrant until this Warrant is fully exercised.

4. ADDITIONAL COVENANTS.

4.1. Token Affiliate Token Structuring Event. In the event that the Company or a Token Affiliate completes a Token Structuring Event with respect to any Tokens in addition to the Warrant Tokens, the Company will issue to the Holder for no additional payment the Holder’s Portion out of the Total Network Tokens of such Tokens. To the extent that such Token Structuring Event is consummated by a Token Affiliate, the Company will, as a condition to any participation in, cooperation with, or transfer or license of rights with respect to, such Token Structuring Event, ensure that the Token Affiliate accepts, in writing for the benefit of Holder, the obligation to issue such Tokens to the Holder.

4.2. Treatment of Forks. In the event that the underlying blockchain protocol of any Token undergoes any split, fork, clone, airdrop, or similar event resulting in the creation of an additional, alternative, or derivative digital asset (a “Forked Asset”), Holder shall be entitled to receive, automatically and without the need for further action, upon exercise of the Warrant, a pro rata portion of any Forked Asset corresponding to the number of Tokens issued to the Holder hereunder. The Company shall ensure that Holder receives the Forked Asset in a timely manner. In no event shall the Company take any action, or fail to take any action, that would deprive Holder of its entitlement to any Forked Asset.

4.3. Token Allocation and Distribution. In the event that the Total Network Tokens for any Token is increased at any time following the initial Token Structuring Event for such Token, then the Company shall (or shall cause the Token Affiliate to) automatically issue to the Holder the Holder’s Portion out of such increase.

4.4. Token Custodians & Wallet Address. Prior to the distribution of any Tokens to any Holder, the Company will use reasonable best efforts to partner with a third-party custodian that is a Qualified Custodian under SEC rules (including widely available high quality custody solutions such as Anchorage and Coinbase) so that such custodian will accept and support such Tokens with secure wallet and storage services promptly following the distribution of Tokens pursuant to this Agreement, and Holder shall be entitled to direct any distribution of Tokens pursuant to this Agreement to a number of wallet addresses that may be reasonably selected by Holder.

4.5. Restrictions on Protocol. Each of the Company and the Founders hereby agrees, severally and not jointly, that without first obtaining the prior written consent of the Holder, such party will not seek to utilize or exploit for commercial purposes (other than through the Company or a Token Affiliate), any Protocol in a manner that competes with a Protocol operated or developed by the Company or a Token Affiliate.

5. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to Holder as of the Issue Date and as of each date on which the Holder exercises its rights hereunder:

5.1. Organization, Good Standing, Corporate Power and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

5.2. Authorization. All corporate action required to be taken by the Board of Directors of the Company and the Company’s shareholders in order to authorize the Company to enter into this Warrant, and to issue any other similar warrants to purchase Tokens from the Company, has been taken or will be taken prior to the Issue Date. All action on the part of the officers of the Company necessary for the execution and delivery of this Warrant, the performance of all obligations of the Company under this Warrant to be performed as of the Issue Date, and the issuance and delivery of this Warrant has been taken or will be taken prior to the Issue Date. This Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3. Compliance. The Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have an adverse effect on the Company or an adverse effect on the rights of the Holder hereunder or on the ability of the Company to perform all of its obligations hereunder.

5.4. Non-Contravention. The performance and consummation of the transactions contemplated by this Warrant do not and will not: (i) violate any judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any permit, license or authorization applicable to the Company, its business or operations.

5.5. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Holder in Section 6 of this Warrant, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the issuance of the Warrants, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

5.6. Marketable Title. Upon delivery of the Tokens upon exercise of the Warrant, Token Issuer shall deliver, and Holder shall have, good and marketable title to the Tokens, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. The Tokens issuable hereunder will be, upon exercise of the Warrant, fully vested and are not subject to any restrictions on Transfer that may otherwise bind the Holder, except as set forth in Section 3.2.

5.7. Compliance with Laws. The Company has complied with all applicable laws in connection with the development and distribution of the Warrant Tokens. The Company further represents and warrants that it has obtained and will maintain all material permits, licenses, consents, and approvals required for the conduct of its business and the performance of its obligations under this Agreement.

5.8. Intellectual Property. To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

5.9. No Litigation. There is no litigation, arbitration, or other legal proceeding pending or, to the Company’s knowledge, threatened against the Company. The Company is not subject to any judgment or order that would adversely affect its business or its ability to enter into and perform this Agreement. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any such claim, action, or proceeding.

6. REPRESENTATIONS AND WARRANTIES OF HOLDER. In order to induce the Company to issue this Warrant to the Holder, the Holder makes the representations and warranties to the Company as set forth on Schedule 1.

7.	GENERAL PROVISIONS.

7.1. Attorneys’ Fees. In the event the Holder is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, it shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant from the Company, including attorneys’ fees.

7.2. Transfer. Except as expressly provided hereunder, neither this Warrant nor any rights hereunder may be assigned, conveyed or Transferred by Holder, in whole or in part, without the Company’s prior written consent; provided, that, notwithstanding the foregoing, Holder may assign, convey, or transfer this Warrant and/or any rights hereunder to (a) an Affiliate, partner, member, limited partner, retired or former partner, retired or former member, or stockholder of Holder or (b) subject to the Company’s prior written consent, which shall not be unreasonably withheld, any other Person; provided further, and, as a condition precedent to the Company’s recognition of such transfer, the transferee shall deliver a counterpart signature page to this Warrant as confirmation that such transferee shall agree to be bound by each of the terms of the Warrant and make the representations and warranties to the Company as set forth on Schedule 1. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

7.3. Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

7.4. Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to Sections and Exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

7.5. Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated for such party on the signature page hereto, or at such other address as any party hereto may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 7.5.

7.6. Amendment; Waiver. This Warrant may be amended and provisions may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

7.7. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

7.8. Entire Agreement. This Warrant, the documents referred to herein and all attachments hereto and thereto, together with all the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

7.9. Further Assurances. At any time or from time to time after the date hereof, the Company shall cooperate with the Holder, and at the request of the Holder, shall execute and deliver any further instruments or documents and to take all such further actions as the Holder may reasonably request in order to carry out the intent of this Warrant.

7.10. No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof, neither the Company nor any Token Issuer will, by amendment of its corporate documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or such Token Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment.

7.11. Counterparts. This Warrant may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Tokens as of the date first written above.

THE COMPANY:

Synthetic Darwin LLC
By:
Name:	Gabriel Fridman
Title:	CEO

HOLDER:

Nukkleus Inc.
By:
Name:	Menachem Shalom
Title:	CEO

FOUNDERS:

Alit Motola

Gabriel Fridman

EXHIBIT 1

EXERCISE NOTICE

(To be completed and signed only upon each exercise of the Warrant)

Date: _____________

To: [Darwin Labs LLC] (the “Company”)

We refer to that certain Warrant to Purchase Tokens of the Company issued to the undersigned on   ,2025 (the “Warrant”). All terms used but not defined herein have the meanings given to them in the Warrant.

On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase ______________ Warrant Tokens (the “Exercised Tokens”), pursuant to the terms of the attached Warrant.

The Holder will settle payment for the Exercised Tokens as follows:

☐ Cash Exercise. _________ Exercised Tokens by cash payment.

☐ Share Exercise. __________ Exercised Tokens by payment in _______ Holder Shares.

☐ Net Exercise Election. ___________ Exercised Tokens by net exercise election pursuant to Section 2.6 of the Warrant.

Please (i) issue and deliver the Exercised Tokens to Holder at the network address set forth below and (ii) deliver to Holder, at Holder’s address as set forth below, evidence that the Exercised Tokens have been registered in Holder’s name and allocated to Holder using the network address set forth below.

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Network Address)

SIGNATURE:

Nukkleus Inc.

By:
Name:
Title:

Schedule 1

Holder hereby represents and warrants to the Company as follows:

1. Authorization. Holder has full power and authority to enter into this Warrant. This Warrant, when executed and delivered by Holder, will constitute valid and legally binding obligations of Holder, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2. Purchase Entirely for Own Account. Holder is acquiring this Warrant for investment for Holder’s own account, not as a nominee or agent (other than as set forth on the signature pages hereto), and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same or any part thereof. Holder further represents that Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to this Warrant or any part hereof. Holder has not been formed for the specific purpose of acquiring this Warrant.

3. Restricted Securities. Holder understands that this Warrant has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein. Holder understands that this Warrant is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Holder must hold this Warrant indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that the Company has no obligation to register or qualify for resale this Warrant. Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for this Warrant, and on requirements relating to the Company which are outside of Holder’s control, and which the Company is under no obligation and may not be able to satisfy.